Creating Communities in our Properties™

Supplemental Operating & Financial Data

For the Quarter Ended December 31, 2013

Sushi Bar Restaurant

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of December 31, 2013, we owned
60 Community Centered Properties TM with approximately 5.0 million square feet of gross leasable
60 Community Centers	area, located in five of the top markets in the United States in terms of population growth: Houston,
5.0 Million Sq. Ft. of gross	Dallas, San Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were founded
leasable area	in 1998.
1,243 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our
Houston	tenants deliver needed services to the surrounding community. We focus on niche properties with
Dallas	smaller rental spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Chicago	services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural
Fiscal Year End	community focus sets us apart from traditional commercial real estate operators. We value diversity
12/31	on our team and maintain in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the
Common Shares &	particular needs of our tenants and neighborhoods.
Units Outstanding*:
Common Shares: 22.0 Million	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Operating Partnership Units:	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
0.6 Million	feet) and, as of December 31, 2013, provided a 51% premium rental rate compared to our larger space tenants. The largest of our 1,243 tenants comprised less than 2.0% of our annualized base rental revenues for the three months ended December 31, 2013.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT
Annualized: $ 1.1400	Suzy Taylor, Director of Investor Relations
Dividend Yield: 8.1%**	2600 South Gessner Suite 500, Houston, Texas 77063
	713.435.2219 email: ir@whitestonereit.com		website: www.whitestonereit.com
Board of Trustees:
James C. Mastandrea	ICR Inc. - Brad Cohen 203.682.8211
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of February 26, 2014	Robert W. Baird & Co.	Wunderlich Securities, Inc.
** Based on common share price	Jonathon Pong	Merril Ross
of $14.16 as of close of market on	203.425.2740	703.669.9255
February 25, 2014	jpong@rwbaird.com	mross@wundernet.com

Press Release

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR FOURTH QUARTER AND FULL YEAR 2013

2013 Highlights

- Funds From Operations Core for 2013 Increased 16%, to $1.10 per share -
- 51% Year-Over Year Increase in Annual Funds From Operations Core -
- 33% Increase in Annual Revenue -
- Net Income Increased to $3.9 Million -
- Completed $131 Million in Acquisitions in 2013 -
- Occupancy Increased to 86.8% -
- Company Provides 2014 Guidance -

Houston, Texas, February 26, 2014 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the fourth quarter and full year 2013.

"We are proud of our strong results in 2013, particularly the fact that we added over $131 million of new Community Centered PropertiesTM and adjacent land parcels in our high-growth target markets of Arizona and Texas. For the second consecutive year, these acquisitions have been drivers of strong cash flow and earnings per share growth," stated James C. Mastandrea, Whitestone’s Chairman and Chief Executive Officer. “In addition to pursuing additional accretive opportunities, most importantly, we have provided the Company with a solid foundation that will support additional organic growth through leasing our space primarily to tenants that require less than 3,000 square feet. We have a singular focus to deliver our tenants great service and an ability to help them expand their needs for space as their businesses grow. We expect to build upon the progress we made this past year and foster additional success and growth in the coming years, in our efforts to continue to create value for our shareholders.”

Highlights: Fourth Quarter 2013 Compared to Fourth Quarter 2012**

•
During the quarter ended December 31, 2013, the Company completed approximately $60 million in acquisitions of value-add Community Centered PropertiesTM and adjacent deployable land parcels in high growth target markets in the fourth quarter, that contributed only partially to 2013 results.

**The Company's 2012 fourth quarter results, except Funds From Operations (“FFO”)-Core, include a previously disclosed contingency that resulted in an expense of $2.2 million, or ($0.12) per fully diluted share and Operating Partnership ("OP") unit.

•	Total revenues increased 27% to $17.2 million compared to $13.5 million.

•
FFO-Core increased 48%, or approximately $2.0 million, to $6.2 million from $4.2 million. FFO-Core per diluted common share and OP unit was $0.28, as compared to $0.24 per diluted common share and OP unit for the same period in 2012. FFO-Core excludes non-cash share based compensation related to the vesting of restricted share grants of $0.8 million and $0.3 million in 2013 and 2012, respectively, or $0.04 and $0.02 per diluted common share and OP unit in 2013 and 2012, respectively. FFO-Core excludes acquisition expenses of $398,000 and $166,000 in 2013 and 2012, respectively. In addition 2012 FFO-Core, excludes a non-comparable expense of $2.2 million.

•	Net income was $1.3 million, up from $0.7 million excluding a non-comparable expense of $2.2 million in 2012.

•	FFO increased to $4.9 million or $0.22 per share, up from $1.5 million in 2012 which included the non-comparable expense of $2.2 million.

•	Occupancy increased to 86.8% up 200 basis points.

•	Property net operating income (“NOI”) increased 28% to $10.7 million compared to $8.4 million. The increase of $2.3 million is primarily attributable to new acquisitions.

Highlights: 2013 Compared to 2012**

•
During the year ended December 31, 2013, the Company completed approximately $131 million in acquisitions of value-add Community Centered PropertiesTM and adjacent land parcels in high growth target markets. The Company’s acquisitions since 2011 exceed $300 million.

**The Company's 2012 results, except FFO-Core, include a previously disclosed contingency that resulted in an expense of $2.2 million, or ($0.12) per fully diluted share and OP unit.

•	Total revenues for 2013 increased 33% to $62.1 million versus $46.6 million.

•	FFO-Core increased 51%, or approximately $7.1 million, to $20.8 million as compared to $13.7 million.

•
FFO-Core per diluted common share and OP unit was $1.10, as compared to $0.95 per diluted common share and OP unit, a 16% improvement. FFO-Core excludes acquisition expenses of $1.0 million and $0.7 million in 2013 and 2012, respectively, legal settlement expenses of $0.1 million in 2012, and a non-comparable expense of $2.2 million in 2012.

•
FFO grew to $17.3 million, or $0.91 per diluted common share and OP unit, as compared to $10.3 million, or $0.71 per diluted common share and OP unit, for 2012. FFO in 2012 includes the non-comparable expense of $2.2 million.

•	Property NOI increased 34% to $38.6 million, as compared to $28.9 million. The increase of $9.7 million is primarily attributable to new acquisitions.

Fourth Quarter 2013 Leasing Highlights

The Company's total occupancy was 86.8% as of the end of the fourth quarter of 2013, up 200 basis points from the fourth quarter of 2012. The occupancy of Whitestone's Operating Portfolio was 88.1% as of December 31, 2013, compared to 86.7% at December 31, 2012. The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and properties that are undergoing significant redevelopment or re-tenanting.

During the fourth quarter of 2013, the leasing team signed 91 leases totaling 236,043 square feet in new, expansion, and renewal leases. The average lease size was 2,594 square feet. For the fourth quarter of 2013, total lease value added was $10.8 million, down 5% from total lease value added in the fourth quarter of 2012. For the twelve months ended December 31, 2013, total lease value added was $44.2 million, up 25% when compared to full year 2012.

Acquisition Activity

During the fourth quarter of 2013, Whitestone completed three acquisitions of Community Centered Properties in Phoenix and north Houston.

•
On October 7, 2013, the Company acquired Fountain Hills Plaza for approximately $20.6 million in cash and net prorations. The property is located in the 10,000 household master-planned community of Fountain Hills, a suburb of Phoenix. The purchase of the 111,289 square foot property includes the adjacent approximate one acre development-ready pad site that can accommodate an additional 7,000 square feet of multi-tenant retail space. Fountain Hills Plaza is dual-anchored by a 49,000 square foot Bashas' and a 27,000 square foot Ace Hardware and was 87% leased at the time of purchase.

•
On October 17, 2013, Whitestone acquired a 2.50 acre parcel for $2.8 million in cash and net prorations. The parcel is located in Spring, Texas, a suburb of Houston, and is contiguous to our Corporate Park Woodland property. At the time of purchase, the parcel had 16,220 square feet and was 63% leased. The property is located on Interstate 45 in north Houston and is in close proximity to the 385-acre Exxon Mobil campus scheduled to bring approximately 10,000 employees by 2015.

•
On December 5, 2013, the Company acquired Market Street at DC Ranch in Scottsdale, Arizona, for approximately $37.4 million in cash and net prorations. The 241,280-square-foot property, was 80% leased at the time of purchase and includes land to build and lease another 35,000 square feet. The property is located in the DC Ranch master planned community with a mix of retail and office space with national credit tenants including Safeway Supermarkets, Wells Fargo, Grimaldi's Pizza, McCormick & Co., Edward Jones and Fleming's Steakhouse.

Community Centered PropertiesTM Portfolio Statistics

As of December 31, 2013, Whitestone owned 60 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area, including six development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of December 31, 2013, provided a 51% premium rental rate compared to Whitestone's larger space tenants. As of December 31, 2013, the Company serviced 1,243 tenants throughout its portfolio.  No single tenant accounted for more than 2.0% of the Company's annualized base rental revenues as of December 31, 2013.

Balance Sheet

Undepreciated real estate assets increased 33% to $546.3 million as of December 31, 2013 as compared to the prior year end.

Real estate debt as a percentage of total market capitalization was 46% as of December 31, 2013 as compared to 43% as of December 31, 2012.

Whitestone had 41 properties unencumbered by mortgage debt as of December 31, 2013, with an undepreciated cost basis of $357.2 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness was $546.3 million and $409.7 million as of December 31, 2013 and 2012, respectively. As of December 31, 2013, $179.5 million, or approximately 68%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt as of the end of the fourth quarter of 2013 was 3.1%.

On November 26, 2013, the Company entered into a $37.0 million promissory note (the "Jackson Life Note"), with a fixed interest rate of 3.76% payable to Jackson Life National Insurance Company and a maturity of December 1, 2020. Proceeds from the Jackson Life Note were used to repay our existing $26.9 million floating rate loan that matured on December 1, 2013. The remainder of the proceeds was used to pay off approximately $10.1 million in fixed rate indebtedness maturing in 2014.

The Jackson Life Note is a non-recourse loan secured by nine Whitestone properties, including Corporate Park Woodland, Holly Hall Industrial Park, Interstate 10, Main Park, Plaza Park, Westbelt Plaza, Westgate Service Center, Corporate Park West and Dairy Ashford.

On December 16, 2013, the Company entered into a $15.1 million promissory note (the "Anthem Note"), with a fixed interest rate of 4.99% payable to Citigroup Global Markets Realty Corporation and a maturity of January 6, 2024. Proceeds from the Anthem Note were used to repay a portion of our unsecured revolving credit facility.

On December 23, 2013, the Company entered into a $6.5 million promissory note (the "Woodlake Note"), with a fixed interest rate of 3.80% payable to Western Reserve Life Assurance Company of Ohio and a maturity of January 1, 2019. Proceeds from the Woodlake Note were used to repay a portion of the Company's unsecured revolving credit facility.

On October 8, 2013, the Company completed the sale of 4,000,000 common shares, $0.001 par value per share, and on October 28, 2013, upon the underwriters' exercise of the over-allotment option, the Company completed the sale of 600,000 additional common shares, at a price to the public of $13.54 per share. Total net proceeds from the offering, including the over-allotment shares, and after deducting the underwriting discount and offering expenses, were approximately $59.7 million.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Dividend

On February 24, 2014, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2014, to be paid in three equal installments of $0.095 in April, May and June 2014. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

The record and payment dates for the second quarter 2014 dividend are as follows:

Month	Record Date	Payment Date
April	4/2/2014	4/9/2014
May	5/5/2014	5/12/2014
June	6/2/2014	6/9/2014

Earnings Guidance

Whitestone provided initial earnings guidance for 2014 based on its current and expected views of the commercial real estate market and general economic conditions. Full-year 2014 FFO Core is expected to be $1.09 to $1.18 per diluted share, Full-year 2014 FFO is expected to be $0.88 to $0.97 per diluted share and full-year 2014 EPS is expected to be $0.22 to $0.30 per diluted share. Guidance for EPS excludes gains on real estate transactions.

The midpoint of the Company’s initial 2014 earnings guidance assumes acquisitions of $60 million, dispositions of $15 million, and development of $15 million during 2014. The net impact to 2014 FFO Core from projected 2014 acquisitions, net of dispositions and interest cost is approximately $0.03 to $0.05 per diluted share. Whitestone expects same-property NOI growth between 4% and 7%.

Whitestone intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO and FFO Core are included in the financial tables accompanying this press release.

Webcast and Conference Call

Whitestone will host a webcast and conference call for investors and other interested parties on Thursday, February 27, 2014, at 11:30 A.M. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(888) 724-9493 for domestic participants or 1-(913) 312-1491 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through March 13, 2014, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the pass code 8958227. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the fourth quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants that comprise approximately 70% of its tenants. Whitestone’s diversified tenant base provides service offerings including medical, education, casual dining, and convenience services. The largest of its 1,243 tenants comprised less than 2.0% of its annualized base rental revenues as of December 31, 2013. Founded in 1998, the Company is internally managed with a portfolio of 60 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings made with the Securities and Exchange Commission, news releases and financial reports.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company’s ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2013	December 31, 2012
ASSETS
Real estate assets, at cost
Property	$546,274	$409,669
Accumulated depreciation	(66,008)	(53,920)
Total real estate assets	480,266	355,749
Cash and cash equivalents	6,491	6,544
Marketable securities	877	1,403
Escrows and acquisition deposits	2,095	6,672
Accrued rents and accounts receivable, net of allowance for doubtful accounts	9,929	7,947
Related party receivable	—	652
Unamortized lease commissions and loan costs	6,227	4,160
Prepaid expenses and other assets	2,089	2,244
Total assets	$507,974	$385,371

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$264,277	$190,608
Accounts payable and accrued expenses	12,773	13,824
Tenants' security deposits	3,591	3,024
Dividends and distributions payable	6,418	5,028
Total liabilities	287,059	212,484
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2013 and 2012	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 21,943,700 and 16,943,098 issued and outstanding as of December 31, 2013 and 2012, respectively	22	16
Additional paid-in capital	291,571	224,237
Accumulated deficit	(75,721)	(57,830)
Accumulated other comprehensive loss	(54)	(392)
Total Whitestone REIT shareholders' equity	215,818	166,031
Noncontrolling interest in subsidiary	5,097	6,856
Total equity	220,915	172,887
Total liabilities and equity	$507,974	$385,371

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2013	2012	2011
Property revenues
Rental revenues	$48,862	$36,131	$27,814
Other revenues	13,283	10,423	7,101
Total property revenues	62,145	46,554	34,915

Property expenses
Property operation and maintenance	14,743	11,255	8,659
Real estate taxes	8,767	6,384	4,668
Total property expenses	23,510	17,639	13,327

Other expenses (income)
General and administrative	10,912	7,616	6,648
Depreciation and amortization	13,429	10,229	7,749
Executive relocation expense	—	2,177	—
Interest expense	10,150	8,732	6,344
Interest, dividend and other investment income	(136)	(290)	(460)
Total other expense	34,355	28,464	20,281

Income before loss on sale or disposal of assets and income taxes	4,280	451	1,307

Provision for income taxes	(305)	(286)	(225)
Loss on sale or disposal of assets	(56)	(112)	(146)
Income before gain on sale of property	3,919	53	936

Gain on sale of property	—	—	397

Net income	3,919	53	1,333

Less: Net income attributable to noncontrolling interests	125	3	210

Net income attributable to Whitestone REIT	$3,794	$50	$1,123

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2013	2012	2011
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.21	$0.00	$0.12
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.20	$0.00	$0.12

Weighted average number of common shares outstanding:
Basic	18,027	13,496	9,028
Diluted	18,273	13,613	9,042

Distributions declared per common share / OP unit	$1.1400	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$3,919	$53	$1,333

Other comprehensive gain (loss)

Unrealized gain on cash flow hedging activities	173	1	—
Unrealized gain (loss) on available-for-sale marketable securities	180	920	(1,329)

Comprehensive income	4,272	974	4

Less: Comprehensive income attributable to noncontrolling interests	136	57	1

Comprehensive income attributable to Whitestone REIT	$4,136	$917	$3

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Property revenues	(unaudited)	(unaudited)
Rental revenues	$13,455	$10,488	$48,862	$36,131
Other revenues	3,735	3,035	13,283	10,423
Total property revenues	17,190	13,523	62,145	46,554

Property expenses
Property operation and maintenance	4,185	3,175	14,743	11,255
Real estate taxes	2,284	1,942	8,767	6,384
Total property expenses	6,469	5,117	23,510	17,639

Other expenses (income)
General and administrative	3,230	2,224	10,912	7,616
Depreciation and amortization	3,646	2,973	13,429	10,229
Executive relocation expense	—	2,177	—	2,177
Interest expense	2,486	2,408	10,150	8,732
Interest, dividend and other investment income	(22)	(16)	(136)	(290)
Total other expense	9,340	9,766	34,355	28,464

Income (loss) before loss on disposal of assets and income taxes	1,381	(1,360)	4,280	451

Provision for income taxes	(78)	(74)	(305)	(286)
Loss on sale or disposal of assets	(8)	(7)	(56)	(112)

Net income (loss)	1,295	(1,441)	3,919	53

Less: Net income (loss) attributable to noncontrolling interests	34	(104)	125	3

Net income (loss) attributable to Whitestone REIT	$1,261	$(1,337)	$3,794	$50

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)
Basic Earnings Per Share:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares (1)	$0.06	$(0.08)	$0.21	$0.00
Diluted Earnings Per Share:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares (1)	$0.06	$(0.08)	$0.20	$0.00

Weighted average number of common shares outstanding:
Basic	21,323	16,733	18,027	13,496
Diluted	21,329	16,733	18,273	13,613

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income (Loss)

Net income (loss)	$1,295	$(1,441)	$3,919	$53

Other comprehensive gain

Unrealized gain on cash flow hedging activities	11	10	173	1
Unrealized gain on available-for-sale marketable securities	4	29	180	920

Comprehensive income (loss)	1,310	(1,402)	4,272	974

Less: Comprehensive income (loss) attributable to noncontrolling interests	33	(101)	136	57

Comprehensive income (loss) attributable to Whitestone REIT	$1,277	$(1,301)	$4,136	$917

(1)
The sum of individual quarterly basic and diluted earnings per share amounts may not agree with the year-to-date basic and diluted earning per share amounts as the result of each period's computation being based on the weighted average number of common shares outstanding during that period.

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net income	$3,919	$53	$1,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,429	10,229	7,749
Amortization of deferred loan costs	1,046	1,426	616
Amortization of notes payable discount	463	317	—
Gain on sale of marketable securities	(41)	(110)	(192)
Loss (gain) on sale or disposal of assets and properties	56	112	(251)
Bad debt expense	1,658	1,004	615
Share-based compensation	2,284	725	310
Changes in operating assets and liabilities:
Escrows and acquisition deposits	4,920	(1,104)	(519)
Accrued rent and accounts receivable	(3,640)	(2,930)	(1,939)
Related party receivable	652	(652)	—
Unamortized lease commissions	(1,221)	(994)	(995)
Prepaid expenses and other assets	962	(525)	296
Accounts payable and accrued expenses	(1,170)	2,875	993
Tenants' security deposits	567	792	436
Net cash provided by operating activities	23,884	11,218	8,452
Cash flows from investing activities:
Acquisitions of real estate	(119,102)	(98,350)	(65,910)
Additions to real estate	(6,291)	(10,815)	(7,568)
Proceeds from sale of property	—	—	1,567
Investments in marketable securities	—	(750)	(13,520)
Proceeds from sales of marketable securities	747	5,508	7,252
Net cash used in investing activities	(124,646)	(104,407)	(78,179)
Cash flows from financing activities:
Distributions paid to common shareholders	(20,294)	(15,324)	(10,045)
Distributions paid to OP unit holders	(691)	(1,004)	(1,974)
Proceeds from issuance of common shares, net of offering costs	63,887	58,679	59,683
Payments of exchange offer costs	(40)	(479)	—
Proceeds from revolving credit facility, net	65,800	58,000	11,000
Proceeds from notes payable	105,710	—	2,905
Repayments of notes payable	(110,867)	(4,146)	(3,128)
Payments of loan origination costs	(2,796)	(1,688)	(610)
Net cash provided by financing activities	100,709	94,038	57,831
Net increase (decrease) in cash and cash equivalents	(53)	849	(11,896)
Cash and cash equivalents at beginning of period	6,544	5,695	17,591
Cash and cash equivalents at end of period	$6,491	$6,544	$5,695

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2013	2012	2011
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,179	$7,137	$5,719
Cash paid for taxes	$237	$326	$215
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$295	$—	$238
Financed insurance premiums	$883	$856	$649
Value of shares issued under dividend reinvestment plan	$99	$90	$6
Acquired interest rate swap	$—	$1,901	$—
Debt discount on acquired note payable	$—	$(1,329)	$—
Value of common shares exchanged for OP units	$1,236	$7,272	$4,972
Change in fair value of available-for-sale securities	$180	$920	$(1,329)
Change in fair value of cash flow hedge	$173	$1	$—
Debt assumed with acquisitions of real estate	$11,100	$9,166	$15,425
Interest supplement assumed with acquisition of real estate	$932	$—	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012	2011
FFO AND FFO CORE
Net income (loss) attributable to Whitestone REIT	$1,261	$(1,337)	$3,794	$50	$1,123
Depreciation and amortization of real estate assets	3,623	2,948	13,339	10,108	7,625
(Gain) loss on disposal of assets	8	7	56	112	(251)
Net income (loss) attributable to noncontrolling interests	34	(104)	125	3	210
FFO	4,926	1,514	17,314	10,273	8,707

Non cash share-based compensation expense	783	341	2,284	725	310
Acquisition costs	398	166	1,010	698	666
Rent support agreement payments received	97	—	188	—	—
Executive relocation expense	—	2,177	—	2,177	—
Legal settlement	—	—	—	(131)	254
FFO-Core	$6,204	$4,198	$20,796	$13,742	$9,937

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$4,926	$1,514	$17,314	$10,273	$8,707
Distributions paid on unvested restricted common shares	(18)	(11)	(50)	(22)	(17)
FFO excluding amounts attributable to unvested restricted common shares	$4,908	$1,503	$17,264	$10,251	$8,690
FFO-Core excluding amounts attributable to unvested restricted common shares	$6,186	$4,187	$20,746	$13,720	$9,920

Denominator:
Weighted average number of total common shares - basic	21,323	16,733	18,027	13,496	9,028
Weighted average number of total noncontrolling OP units - basic	569	735	596	848	1,705
Weighted average number of total commons shares and noncontrolling OP units - basic	21,892	17,468	18,623	14,344	10,733

Effect of dilutive securities:
Unvested restricted shares	265	121	246	117	14
Weighted average number of total common shares and noncontrolling OP units - dilutive	22,157	17,589	18,869	14,461	10,747

FFO per common share and OP unit - basic	$0.22	$0.09	$0.93	$0.71	$0.81
FFO per common share and OP unit - diluted	$0.22	$0.09	$0.91	$0.71	$0.81

FFO-Core per common share and OP unit - basic	$0.28	$0.24	$1.11	$0.96	$0.92
FFO-Core per common share and OP unit - diluted	$0.28	$0.24	$1.10	$0.95	$0.92

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012	2011
PROPERTY NET OPERATING INCOME

Net income (loss) attributable to Whitestone REIT	$1,261	$(1,337)	$3,794	50	$1,123
General and administrative expenses	3,230	2,224	10,912	7,616	6,648
Depreciation and amortization	3,646	2,973	13,429	10,229	7,749
Executive relocation expense	—	2,177	—	2,177	—
Interest expense	2,486	2,408	10,150	8,732	6,344
Interest, dividend and other investment income	(22)	(16)	(136)	(290)	(460)
Provision for income taxes	78	74	305	286	225
Loss on disposal of assets	8	7	56	112	146
Gain on sale of property	—	—	—	—	(397)
Net income (loss) attributable to noncontrolling interests	34	(104)	125	3	210
NOI	$10,721	$8,406	$38,635	$28,915	$21,588

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income (loss) attributable to Whitestone REIT	$1,261	$(1,337)	$3,794	$50	$1,123
Depreciation and amortization	3,646	2,973	13,429	10,229	7,749
Executive relocation expense	—	2,177	—	2,177	—
Interest expense	2,486	2,408	10,150	8,732	6,344
Provision for income taxes	78	74	305	286	225
Loss on disposal of assets	8	7	56	112	146
Net income (loss) attributable to noncontrolling interests	34	(104)	125	3	210
EBITDA(1)	$7,513	$6,198	$27,859	$21,589	$15,797

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2013	2013	2013	2013
Net income attributable to Whitestone REIT	$1,261	$614	$970	$949
Depreciation and amortization	3,646	3,450	3,260	3,073
Executive relocation expense	—	—	—	—
Interest expense	2,486	2,602	2,613	2,449
Provision for income taxes	78	90	72	65
Loss on disposal of assets	8	—	40	8
Net income attributable to noncontrolling interests	34	21	33	37
EBITDA(1)	$7,513	$6,777	$6,988	$6,581

(1)
Earnings Before Interest, Tax, Depreciation and Amortization ("EBITDA"): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses, excluding executive relocation costs related to the disposition of the Chief Executive Officer's residence in Cleveland, Ohio pursuant to the executive relocation arrangement approved by the Company's Compensation Committee. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Other Financial Information:

Tenant improvements (1)	$784	$448	$3,428	$1,923
Leasing commissions (1)	$211	$245	$1,311	$841
Scheduled debt principal payments	$573	$814	$2,579	$2,981
Straight line rent income	$419	$157	$1,390	$422
Market rent amortization income (loss) from acquired leases	$—	$(31)	$63	$(38)
Non-cash share-based compensation expense	$783	$339	$2,284	$723
Non-real estate depreciation and amortization	$23	$24	$90	$120
Amortization of loan fees	$223	$363	$1,046	$1,426
Acquisition costs	$398	$166	$1,010	$698
Undepreciated value of unencumbered properties	$357,217	$206,824	$357,217	$206,824
Number of unencumbered properties	41	24	41	24
Full time employees	68	67	68	67

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2013
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.5%	21,944
Operating partnership units outstanding	2.5%	562
Total	100.0%	22,506

Market price of common shares as of
December 31, 2013		$13.37

Total equity capitalization		300,905	54%

Debt Capitalization:
Outstanding debt		$264,277
Less: Cash and cash equivalents		(6,491)
		257,786	46%

Total Market Capitalization as of
December 31, 2013		$558,691	100%

SELECTED RATIOS:
	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$7,513	$6,777	$6,988	$6,581
Interest expense, excluding amortization of loan fees	2,264	2,334	2,331	2,176
Ratio of interest expense to EBITDA	3.3	2.9	3.0	3.0

LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated real estate assets	$546,274	$483,379	$481,939	$436,331

Outstanding debt	$264,277	$266,260	$266,401	$216,935
Less: Cash	(6,491)	(9,506)	(6,020)	(2,843)
Outstanding debt after cash	$257,786	$256,754	$260,381	$214,092
Ratio of debt to real estate assets	47%	53%	54%	49%

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES

TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2013	December 31, 2012
Fixed rate notes
$1.1 million 4.71% Note, due December 31, 2013	$1,087	$1,087
$20.2 million 4.28% Note, due June 6, 2023 (1)	20,200	13,850
$3.0 million 6.00% Note, due March 31, 2021 (2)	2,905	2,943
$10.0 million 6.04% Note, due March 1, 2014	—	9,142
$1.5 million 6.50% Note, due March 1, 2014	—	1,444
$11.2 million 6.52% Note, due September 1, 2015	—	10,609
$21.4 million 6.53% Notes, due October 1, 2013	—	18,865
$24.5 million 6.56% Note, due October 1, 2013	—	23,135
$9.9 million 6.63% Notes, due March 1, 2014	—	8,925
$9.2 million, Prime Rate less 2.00%, due December 29, 2017 (3)	7,875	7,854
$11.1 million 5.87% Note, due August 6, 2016	11,900	—
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (4)	10,500	—
$16.5 million 4.97% Note, due September 26, 2023	16,450	—
$37.0 million 3.76% Note, due December 1, 2020	37,000	—
$6.5 million 3.80% Note, due January 1, 2019	6,500	—
$15.1 million 4.99% Note, due January 6, 2024	15,060	—
$50.0 million, 0.84% plus 1.75% to 2.50% Note, due February 3, 2017 (5)	50,000	—
$0.7 million 2.97% Note, due November 28, 2013	—	15
Floating rate notes
Unsecured credit facility, LIBOR plus 1.75% to 2.50%, due February 3, 2017	84,800	69,000
$26.9 million, LIBOR plus 2.86% Note, due December 1, 2013	—	23,739
	$264,277	$190,608

(1)	Promissory note had an original balance of $14.1 million and an interest rate of 5.695%, due in 2013, which was refinanced in May 2013.

(2)
The 6.00% interest rate is fixed through March 30, 2016. On March 31, 2016, the interest rate will reset to the rate of interest for a five-year balloon note with a thirty-year amortization as published by the Federal Home Loan Bank.

(3)	Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term.

(4)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(5)	We have entered into an interest rate swap that fixed the LIBOR portion of our $50 million term loan under our unsecured credit facility at 0.84%. The swap began on January 7, 2014.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2013
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2014	$1,412	$1,087	$2,499	0.9%
2015	1,866	—	1,866	0.7%
2016	2,152	11,125	13,277	5.0%
2017	2,334	142,638	144,972	55.0%
2018	2,351	9,560	11,911	4.5%
2019 and thereafter	6,926	82,826	89,752	34.0%
Total	$17,041	$247,236	$264,277	100.1%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties	December 31, 2013	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Retail	2,333,147	90%	87%	89%	87%
Office/Flex	1,201,672	91%	88%	87%	87%
Office	633,534	75%	77%	79%	77%
Total - Operating Portfolio	4,168,353	88%	86%	87%	86%
Redevelopment, New Acquisitions (1)	797,977	80%	77%	74%	72%
Total	4,966,330	87%	85%	86%	84%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (2)	Phoenix	$1,061	2.0%	7/12/2000, 5/8/1991 and 7/1/2000	2020, 2020 and 2021
Bashas' Inc. (3)	Phoenix	859	1.6%	12/9/1993, 10/9/2004 and 4/1/2009	2014, 2024 and 2029
Wells Fargo & Company (4)	Phoenix	627	1.2%	10/24/1996 and 4/16/1999	2016 and 2018
University of Phoenix	San Antonio	500	0.9%	10/18/2010	2018
Sports Authority	San Antonio	495	0.9%	1/1/2004	2015
Walgreens Co. (5)	Phoenix	448	0.8%	11/3/1996 and 11/2/1987	2049 and 2027
Paul's Ace Hardware	Phoenix	400	0.7%	3/1/2008	2018
Super Bravo, Inc.	Houston	349	0.6%	6/15/2011	2023
Rock Solid Images	Houston	342	0.6%	4/1/2004	2015
Sterling Jewelers, Inc.	Phoenix	326	0.6%	11/23/2004	2020
KinderCare Learning Centers LLC (6)	Phoenix	322	0.6%	5/7/2001 and 7/15/2000	2021 and 2035
Midland Financial Co.	Phoenix	315	0.6%	1/1/2006	2015
Barnes & Noble Booksellers, Inc.	Phoenix	314	0.6%	4/5/2004	2015
X-Ray X-Press Corporation	Houston	291	0.5%	7/1/1998	2019
Air Liquide America, L.P.	Dallas	275	0.5%	8/1/2001	2018
		$6,924	12.7%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2013 for each applicable tenant multiplied by 12.

(2)
As of December 31, 2013, we had three leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents 0.8% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents 0.7% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $292,000, which represents 0.5% of our total annualized base rental revenue.

(3)
As of December 31, 2013, we had three leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on December 9, 1993, and is scheduled to expire in 2014, was $61,000, which represents 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $679,000, which represents 1.3% of our total annualized base rental revenue.

(4)
As of December 31, 2013, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2016, was $114,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $513,000, which represents 1.0% of our total annualized base rental revenue.

(5)
As of December 31, 2013, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on November 5, 1996, and is scheduled to expire in 2049, was $279,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents 0.3% of our total annualized base rental revenue.

(6)
As of December 31, 2013, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on May 7, 2001, and is scheduled to expire in 2021, was $267,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 15, 2000, and is scheduled to expire in 2035, was $55,000, which represents 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
RENEWALS
Number of Leases	46	37	162	151
Total Square Feet (1)	87,129	102,202	374,454	343,145
Average Square Feet	1,894	2,762	2,311	2,272
Total Lease Value	$2,990,000	$3,312,000	$16,385,000	$13,936,000
NEW LEASES
Number of Leases	45	41	185	172
Total Square Feet (1)	148,914	90,174	460,466	341,885
Average Square Feet	3,309	2,199	2,489	1,988
Total Lease Value	$7,763,000	$7,942,000	$27,769,000	$21,288,000
TOTAL LEASES
Number of Leases	91	78	347	323
Total Square Feet (1)	236,043	192,376	834,920	685,030
Average Square Feet	2,594	2,466	2,406	2,121
Total Lease Value	$10,753,000	$11,254,000	$44,154,000	$35,224,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2013	59	$4,135,630	102,893	2.5	$247,271	$2.40	$15.01	$14.81	$20,698	1.4%	$83,231	5.7%
3rd Quarter 2013	53	5,753,820	156,660	2.9	534,534	3.41	12.91	13.72	(127,771)	(5.9)%	(60,495)	(2.9)%
2nd Quarter 2013	28	3,059,381	48,620	3.2	117,774	2.42	14.44	14.89	(21,921)	(3.0)%	44,137	6.3%
1st Quarter 2013	44	2,177,934	64,759	2.5	79,790	1.23	12.95	13.12	(11,028)	(1.3)%	40,186	4.9%
Total - 12 months	184	$15,126,765	372,932	2.8	$979,369	$2.63	$13.70	$14.07	$(140,022)	(2.6)%	$107,059	2.1%

Comparable New Leases:
4th Quarter 2013	13	$1,145,166	15,764	4.4	$204,187	$12.95	$18.98	$18.33	$10,184	3.5%	$18,471	6.7%
3rd Quarter 2013	21	1,313,538	34,583	3.0	117,321	3.39	10.99	12.30	(45,062)	(10.7)%	(28,611)	(7.0)%
2nd Quarter 2013	9	524,647	15,182	2.2	64,652	4.26	9.08	10.22	(17,280)	(11.2)%	9,852	6.9%
1st Quarter 2013	8	456,268	12,577	2.8	20,581	1.64	11.41	11.48	(948)	(0.6)%	19,284	14.6%
Total - 12 months	51	$3,439,619	78,106	3.1	$406,741	$5.21	$12.30	$12.98	$(53,106)	(5.2)%	$18,996	2.0%

Comparable Renewal Leases:
4th Quarter 2013	46	$2,990,464	87,129	2.1	$43,084	$0.49	$14.29	$14.17	$10,514	0.8%	$64,760	5.5%
3rd Quarter 2013	32	4,440,282	122,077	2.9	417,213	3.42	13.45	$14.13	(82,709)	(4.8)%	(31,884)	(1.9)%
2nd Quarter 2013	19	2,534,734	33,438	3.7	53,122	1.59	16.88	17.02	(4,641)	(0.8)%	34,285	6.2%
1st Quarter 2013	36	1,721,666	52,182	2.4	59,209	1.13	13.32	13.51	(10,080)	(1.4)%	20,902	3.1%
Total - 12 months	133	$11,687,146	294,826	2.7	$572,628	$1.94	$14.07	$14.36	$(86,916)	(2.0)%	$88,063	2.2%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
4th Quarter 2013	32	$6,617,801	142,661	6.1	$702,071	$4.92	$7.70
3rd Quarter 2013	45	7,256,999	109,219	3.9	1,120,481	10.26	12.48
2nd Quarter 2013	59	10,250,630	220,446	4.2	1,131,700	5.13	10.42
1st Quarter 2013	27	4,902,083	87,641	4.9	637,970	7.28	11.21
Total - 12 months	163	$29,027,513	559,967	4.7	$3,592,222	$6.42	$10.25

Non-Comparable New Leases:
4th Quarter 2013	32	$6,617,801	142,661	6.1	$702,071	$4.92	$7.70
3rd Quarter 2013	43	7,223,892	106,019	4.0	1,120,170	10.57	12.53
2nd Quarter 2013	41	7,412,645	137,293	4.4	803,627	5.85	11.22
1st Quarter 2013	18	3,074,881	57,506	5.3	370,645	6.45	9.90
Total - 12 months	134	$24,329,219	443,479	5.0	$2,996,513	$6.76	$10.23

Non-Comparable Renewal Leases:
4th Quarter 2013	—	$—	—	—	$—	$—	$—
3rd Quarter 2013	2	33,107	3,200	0.9	311	0.10	10.50
2nd Quarter 2013	18	2,837,985	83,153	3.9	328,073	3.95	9.11
1st Quarter 2013	9	1,827,202	30,135	4.2	267,325	8.87	13.71
Total - 12 months	29	$4,698,294	116,488	3.9	$595,709	$5.11	$10.34

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2013	91	$10,753,431	245,554	4.6	$949,342	$3.87	$10.76
3rd Quarter 2013	98	13,010,819	265,879	3.3	1,655,015	6.22	12.73
2nd Quarter 2013	87	13,310,011	269,066	4.1	1,249,474	4.64	11.15
1st Quarter 2013	71	7,080,017	152,400	3.9	717,760	4.71	11.95
Total - 12 months	347	$44,154,278	932,899	4.0	$4,571,591	$4.90	$11.63

New
4th Quarter 2013	45	$7,762,967	158,425	5.9	$906,258	$5.72	$8.82
3rd Quarter 2013	64	8,537,430	140,602	3.7	1,237,491	8.80	12.16
2nd Quarter 2013	50	7,937,292	152,475	4.2	868,279	5.69	11.01
1st Quarter 2013	26	3,531,149	70,083	4.9	391,226	5.58	10.17
Total - 12 months	185	$27,768,838	521,585	4.7	$3,403,254	$6.52	$10.54

Renewal
4th Quarter 2013	46	$2,990,464	87,129	2.1	$43,084	$0.49	$14.29
3rd Quarter 2013	34	4,473,389	125,277	2.0	417,524	3.33	13.38
2nd Quarter 2013	37	5,372,719	116,591	3.9	381,195	3.27	11.34
1st Quarter 2013	45	3,548,868	82,317	3.0	326,534	3.97	13.46
Total - 12 months	162	$16,385,440	411,314	3.0	$1,168,337	$2.84	$13.01

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average of tenant improvements (TI) and incentives is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2013
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2014	414	996,649	20.1%	$12,536	23.0%	$12.58
2015	233	733,611	14.8%	9,025	16.6%	12.30
2016	206	587,016	11.8%	7,647	14.0%	13.03
2017	132	430,480	8.7%	6,106	11.2%	14.18
2018	121	537,445	10.8%	7,210	13.2%	13.42
2019	44	219,993	4.4%	2,690	4.9%	12.23
2020	22	199,911	4.0%	2,326	4.3%	11.64
2021	16	143,907	2.9%	1,817	3.3%	12.63
2022	23	159,310	3.2%	1,949	3.6%	12.23
2023	13	135,753	2.7%	833	1.5%	6.14
Total	1,224	4,144,075	83.4%	$52,139	95.6%	$12.58

(1)	Lease expirations table reflects rents in place as of December 31, 2013, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2013 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2014 Financial Guidance

Guidance Summary

	2013	2014 Projected
	Actual	Low	High
Base Property NOI (1)	$38,635,000	$45,000,000	$46,300,000

Same Store Property NOI Growth (2)		4%	7%

Base Property % Leased at period end (1)	86.8%	87.0%	89.0%

Acquisitions	$131,000,000	$40,000,000	$80,000,000
Dispositions	$—	$10,000,000	$20,000,000
New Development	$—	$10,000,000	$20,000,000

FFO Core per common share and OP unit	$1.10	$1.09	$1.18

FFO per common share and OP unit	$0.91	$0.88	$0.97

Guidance Rollforward

	2014 Projected
	Low	High
2013 FFO Core per common share and OP unit	$1.10	$1.10

NOI
Same Store Property Growth (2)	0.06	0.11
Full Year NOI from 2013 Acquisitions (3)	0.20	0.22
2014 Acquisitions	0.05	0.10
2014 Dispositions	(0.01)	(0.02)

General and administrative	(0.04)	(0.05)
Net Interest Expense	(0.03)	(0.04)

Before change in weighted average shares	$1.33	$1.42

Change in Weighted Average Shares	(0.24)	(0.24)

2014 FFO Core Range	$1.09	$1.18

(1)	Reflects properties owned as of December 31, 2013.

(2)	Reflects properties owned for the full year ended December 31, 2013.

(3)	Reflects difference between full year of NOI for properties acquired in 2013 and partial year in 2013.

Whitestone REIT and Subsidiaries 2014 Financial Guidance (continued)

Reconciliation of FFO and FFO Core Guidance to Net Income Per Share
(All numbers are per diluted share)

Funds from Operations Guidance:	Full Year 2013	Full Year 2014 Projected
	Actual	Low	High
Net income attributable to Whitestone REIT	$0.20	$0.21	$0.30

Adjustments to reconcile net income to FFO:
Depreciation expense, amortization and other amounts	0.71	0.67	0.67

Funds from Operations	$0.91	$0.88	$0.97

Adjustments to reconcile FFO to FFO Core:
All other non-core amounts	0.19	0.21	0.21

Funds from Operations Core	$1.10	$1.09	$1.18

Whitestone REIT and Subsidiaries Property Details As of December 31, 2013

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	100%	$942	$12.97	$12.59
Anthem Marketplace	Phoenix	2000	113,293	100%	1,505	13.28	13.28
Bellnott Square	Houston	1982	73,930	41%	321	10.59	10.82
Bissonnet Beltway	Houston	1978	29,205	100%	337	11.54	11.44
Centre South	Houston	1974	39,134	94%	289	7.86	9.00
The Citadel	Phoenix	1985	28,547	83%	374	15.78	22.07
Desert Canyon	Phoenix	2000	62,533	83%	554	10.67	11.68
Gilbert Tuscany Village	Phoenix	2009	49,415	65%	510	15.88	17.34
Holly Knight	Houston	1984	20,015	100%	368	18.39	18.12
Headquarters Village	Dallas	2009	89,134	94%	2,211	26.39	27.59
Kempwood Plaza	Houston	1974	101,008	94%	814	8.57	8.80
Lion Square	Houston	1980	117,592	78%	987	10.76	10.90
MarketPlace At Central	Phoenix	2000	111,130	86%	429	4.49	6.62
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	97%	1,632	14.17	14.17
Paradise Plaza	Phoenix	1993	125,898	97%	1,698	13.90	16.80
Pinnacle of Scottsdale	Phoenix	1991	113,108	95%	1,915	17.82	18.78
Providence	Houston	1980	90,327	87%	652	8.30	8.27
Shaver	Houston	1978	21,926	93%	203	9.96	12.36
Shops at Pecos Ranch	Phoenix	2009	78,767	93%	1,509	20.60	20.60
Shops at Starwood	Dallas	2006	55,385	100%	1,424	25.71	28.13
South Richey	Houston	1980	69,928	98%	636	9.28	9.15
Spoerlein Commons	Chicago	1987	41,455	90%	751	20.13	20.10
SugarPark Plaza	Houston	1974	95,032	100%	1,036	10.90	10.72
Sunridge	Houston	1979	49,359	92%	431	9.49	9.56
Sunset at Pinnacle Peak	Phoenix	2000	41,530	70%	544	18.71	18.71
Terravita Marketplace	Phoenix	1997	102,733	96%	1,341	13.60	13.72
Torrey Square	Houston	1983	105,766	83%	722	8.22	7.86
Town Park	Houston	1978	43,526	100%	826	18.98	18.79
Webster Pointe	Houston	1984	26,060	79%	223	10.83	10.15
Westchase	Houston	1978	49,573	88%	545	12.49	12.42
Windsor Park	San Antonio	1992	196,458	97%	1,653	8.67	9.33
			2,333,147	90%	27,382	13.04	13.65
Office/Flex Communities:
Brookhill	Houston	1979	74,757	87%	$243	$3.74	$3.72
Corporate Park Northwest	Houston	1981	185,627	82%	1,543	10.14	11.34
Corporate Park West	Houston	1999	175,665	93%	1,538	9.41	9.13
Corporate Park Woodland	Houston	2000	99,937	100%	954	9.55	9.39
Dairy Ashford	Houston	1981	42,902	99%	271	6.38	6.19
Holly Hall Industrial Park	Houston	1980	90,000	100%	757	8.41	8.26

Whitestone REIT and Subsidiaries Property Details As of December 31, 2013 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Interstate 10 Warehouse	Houston	1980	151,000	99%	723	4.84	4.83
Main Park	Houston	1982	113,410	90%	713	6.99	6.99
Plaza Park	Houston	1982	105,530	67%	699	9.89	9.74
Westbelt Plaza	Houston	1978	65,619	84%	487	8.84	8.29
Westgate Service Center	Houston	1984	97,225	100%	589	6.06	6.01
			1,201,672	91%	8,517	7.79	7.84
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	58%	$1,015	$13.90	$14.44
Featherwood	Houston	1983	49,760	86%	762	17.81	18.55
Pima Norte	Phoenix	2007	35,110	26%	150	16.43	16.10
Royal Crest	Houston	1984	24,900	65%	196	12.11	11.80
Uptown Tower	Dallas	1982	253,981	81%	3,834	18.64	17.88
Woodlake Plaza	Houston	1974	106,169	91%	1,457	15.08	13.84
Zeta Building	Houston	1982	37,740	85%	546	17.02	15.43
			633,534	75%	7,960	16.75	16.20

Total/Weighted Average- Operating Portfolio			4,168,353	88%	43,859	11.96	12.25

Corporate Park Woodland II	Houston	1972	16,220	87%	$240	$17.01	$17.01
Fountain Hills Plaza	Phoenix	2009	111,289	89%	1,594	$16.09	19.52
Fountain Square	Phoenix	1986	118,209	73%	1,296	$15.02	18.04
Market Street at DC Ranch	Phoenix	2003	241,280	81%	3,434	17.57	17.57
Village Square at Dana Park	Phoenix	2009	310,979	78%	4,003	16.50	17.39
Total/Weighted Average - Development Portfolio			797,977	80%	10,567	16.55	17.83

Anthem Marketplace	Phoenix	N/A	—	—%	$—	$—	$—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Fountain Hills	Phoenix	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—%	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—%	—	—	—
Total/Weighted Average - Property Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average			4,966,330	87%	$54,426	$12.60	$13.03

(1)
Calculated as the tenant's actual December 31, 2013 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2013. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2013 equaled approximately $101,000 for the month ended December 31, 2013.

(2)	Calculated as annualized base rent divided by square feet leased as of December 31, 2013. Excludes vacant space as of December 31, 2013.

(3)
Represents (i) the contractual base rent for leases in place as of December 31, 2013, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases as of December 31, 2013.

(4)	As of December 31, 2013, these properties are held for development and, therefore, had no gross leasable area.